                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         ------------------------------


                                    FORM 8-K


                         ------------------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported) July 13, 2000
                                                            -------------


                             MULTIMEDIA K.I.D., INC.
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             (Exact name of registrant as specified in its charter)


       Delaware                      000-24637               91-1890338
-----------------------------       ------------           ---------------------
(State or other jurisdiction        (Commission            (IRS Employer
     of incorporation)              File Number)           Identification No.)



7600 N.E. 41ST Street, Suite 350, Vancouver, Washington       98662
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(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code:   (360) 256-4400


                                 Not Applicable
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

     Multimedia K.I.D., Inc. (the "Company") recently made several management appointments. Pessie Goldenberg was appointed Chairman of the Company on or about July 13, 2000 and will serve as interim Chief Executive Officer until September 14, 2000. At that time Shaike Orbach, currently President of Opgal, Ltd., an Israeli company involved in electro-optics, is expected to assume the positions of Chief Executive Officer and President. Mr. Goldenberg succeeded David Edwards, who stepped down as Chairman and Chief Executive Officer. Mr. Goldenberg is also the Chief Executive Officer and founder of the Company's wholly-owned Israeli subsidiary, Multimedia - K.I.D., Intelligence in Education Ltd.

     In addition, J.R. Kennedy and Bruce Fredrickson have joined the Company's Board of Directors. They replace Joseph Albanese and Philip Luizzo, who have resigned. Mr. Kennedy served as President and Chief Operating Officer of ECI Telecom Inc., a subsidiary of ECI Telecom Ltd., a public telecommunications company, for nearly 10 years. Dr. Fredrickson is currently a Professor of Finance at the Syracuse University School of Management. Both Mr. Kennedy and Dr. Fredrickson are expected to serve on the Company's audit committee.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       MULTIMEDIA K.I.D., INC.



Date: August 4, 2000                   By:      /s/ PESSIE GOLDENBERG
                                                --------------------------------
                                                Pessie Goldenberg
                                                Chairman and
                                                 Interim Chief Executive Officer


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